Exhibit 99.1

ConnectM’s Keen Labs Introduces Hi-C™ Hybrid Energy Storage Line for High-Power Applications

MARLBOROUGH, Mass., December 10, 2025 (GLOBE NEWSWIRE) – ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today announced that Keen Labs, its AI and technology subsidiary, has introduced the Hi-C™ line of hybrid energy storage systems for demanding high-power applications.

Developed by Keen Labs, the Hi-C™ line leverages technology previously developed by Amperics, which ConnectM acquired in 2025, and addresses use cases that are poorly served by conventional supercapacitor and battery technologies. Hi-C™ systems use ConnectM’s proprietary power electronics architecture and energy management platform to deliver kilowatts to megawatts of power in milliseconds for tens of thousands of cycles. Systems can be configured from as low as 12V up to several hundred volts, enabling a wide range of industrial and commercial deployments.

Built for the Highest-Demand Environments

The Hi-C™ line is designed for sectors where fast, reliable power delivery is mission-critical, including:

•	Last-mile and urban transport: Support high-torque acceleration and regenerative events without over-stressing the primary traction battery.
•	Warehouse and industrial equipment: Power hydraulic lifts, automation, and peak-load events repeatedly without performance fade.
•	Data centers and critical infrastructure: Provide instantaneous power support, voltage and frequency stabilization when switching between energy assets.
•	Commercial and industrial buildings: Smooth power transitions, handle short-duration peaks, and reduce stress on distributed energy resources and backup systems.

By absorbing and releasing power rapidly, Hi-C™ helps protect traditional batteries from peak-load stress, extending useful life and reducing total cost of ownership across fleets and facilities.

Digital-Native by Design

Each Hi-C™ system is designed to integrate natively with Keen Labs’ Energy Intelligent Network, providing:

•	Real-time telemetry and health monitoring at the asset and fleet level.
•	Data feeds into ConnectM’s analytics and optimization engines.
•	Optional direct integration into customer data platforms and energy management systems.

Customers can deploy Hi-C™ as a standalone high-power module, as part of broader ConnectM and Keen Labs solutions, or as a digitally connected asset within existing energy and infrastructure stacks.

About ConnectM Technology Solutions, Inc.

ConnectM brings together technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics and technology subsidiary Keen Labs, the Company delivers AI-powered electrification, distributed energy, last-mile delivery and industrial IoT solutions to customers worldwide. For more information, visit www.connectm.com.

About Keen Labs

Keen Labs, a wholly owned technology subsidiary of ConnectM, develops the AI, control and energy intelligence platforms that underpin the Company’s solutions. Keen Labs’ portfolio includes industrial IoT hardware, the Hi-C™ line of hybrid energy storage systems, smart heat pumps and connected vehicle technologies, all integrated through its Energy Intelligent Network™ to optimize performance across fleets, facilities and distributed energy assets. For more information, visit www.keenlabs.ai.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1 617-395-1333

irpr@connectm.com

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